Exhibit 99.3

Supplemental Financial and Operating Information

For the Three Months Ended
March 31, 2013

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months Ended March 31, 2013

Consolidated Statement of Operations
(Unaudited; in thousands, except per share amounts)

	Three Months Ended March 31,
	2013	2012
REVENUES:
Minimum rents	$170,478	$157,510
Percentage rents	4,915	3,452
Other rents	5,297	5,286
Tenant reimbursements	74,359	69,692
Management, development and leasing fees	3,075	2,469
Other	7,853	8,060
Total revenues	265,977	246,469

OPERATING EXPENSES:
Property operating	41,078	36,865
Depreciation and amortization	71,555	62,258
Real estate taxes	23,042	22,329
Maintenance and repairs	14,691	12,757
General and administrative	13,424	13,800
Other	6,656	6,758
Total operating expenses	170,446	154,767
Income from operations	95,531	91,702
Interest and other income	727	1,075
Interest expense	(59,828)	(59,831)
Gain on sales of real estate assets	543	94
Equity in earnings of unconsolidated affiliates	2,619	1,266
Income tax (provision) benefit	174	228
Income from continuing operations	39,766	34,534
Operating income (loss) of discontinued operations	(662)	1,106
Gain on discontinued operations	781	911
Net income	39,885	36,551
Net income attributable to noncontrolling interests in:
Operating partnership	(3,491)	(4,362)
Other consolidated subsidiaries	(6,081)	(6,140)
Net income attributable to the Company	30,313	26,049
Preferred dividends	(11,223)	(10,594)
Net income attributable to common shareholders	$19,090	$15,455
Basic per share data attributable to common shareholders:
Income from continuing operations, net of preferred dividends	$0.12	$0.09
Discontinued operations	—	0.01
Net income attributable to common shareholders	$0.12	$0.10
Weighted average common shares outstanding	161,540	148,495

Diluted earnings per share data attributable to common shareholders:
Income from continuing operations, net of preferred dividends	$0.12	$0.09
Discontinued operations	—	0.01
Net income attributable to common shareholders	$0.12	$0.10
Weighted average common and potential dilutive common shares outstanding	161,540	148,538

Amounts attributable to common shareholders:
Income from continuing operations, net of preferred dividends	$18,989	$13,880
Discontinued operations	101	1,575
Net income attributable to common shareholders	$19,090	$15,455

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months Ended March 31, 2013

The Company's calculation of FFO allocable to Company shareholders is as follows:
(in thousands, except per share data)

	Three Months Ended March 31,
	2013	2012
Net income attributable to common shareholders	$19,090	$15,455
Noncontrolling interest in income of operating partnership	3,491	4,362
Depreciation and amortization expense of:
Consolidated properties	71,555	62,258
Unconsolidated affiliates	9,948	11,111
Discontinued operations	107	1,015
Non-real estate assets	(474)	(417)
Noncontrolling interests' share of depreciation and amortization	(1,607)	(446)
Loss on impairment of real estate, net of tax benefit	—	196
Gain on depreciable property	(2)	(493)
Gain on discontinued operations, net of taxes	(485)	(565)
Funds from operations of the operating partnership	$101,623	$92,476

Funds from operations per diluted share	$0.53	$0.49
Weighted average common and potential dilutive common shares outstanding with operating partnership units fully converted	191,085	190,302

Reconciliation of FFO of the operating partnership to FFO allocable to common shareholders:
Funds from operations of the operating partnership	$101,623	$92,476
Percentage allocable to common shareholders (1)	84.54%	78.05%
Funds from operations allocable to common shareholders	$85,912	$72,178

(1)
Represents the weighted average number of common shares outstanding for the period divided by the sum of the weighted average number of common shares and the weighted average number of operating partnership units outstanding during the period. See the reconciliation of shares and operating partnership units outstanding on page 4.

SUPPLEMENTAL FFO INFORMATION:
Lease termination fees	$813	$750
Lease termination fees per share	$—	$—

Straight-line rental income	$1,090	$410
Straight-line rental income per share	$0.01	$—

Gains on outparcel sales	$543	$99
Gains on outparcel sales per share	$—	$—

Net amortization of acquired above- and below-market leases	$586	$142
Net amortization of acquired above- and below-market leases per share	$—	$—

Net amortization of debt premiums (discounts)	$376	$452
Net amortization of debt premiums (discounts) per share	$—	$—

Income tax benefit	$174	$228
Income tax benefit per share	$—	$—

Loss on impairment of real estate from discontinued operations	$—	$(293)
Loss on impairment of real estate from discontinued operations per share	$—	$—

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months Ended March 31, 2013

Same-Center Net Operating Income
(Dollars in thousands)

	Three Months Ended March 31,
	2013	2012

Net income attributable to the Company	$30,313	$26,049

Adjustments:
Depreciation and amortization	71,555	62,258
Depreciation and amortization from unconsolidated affiliates	9,948	11,111
Depreciation and amortization from discontinued operations	107	1,015
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(1,607)	(446)
Interest expense	59,828	59,831
Interest expense from unconsolidated affiliates	10,072	11,203
Interest expense from discontinued operations	—	230
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(976)	(460)
Abandoned projects expense	2	(124)
Gain on sales of real estate assets	(543)	(94)
Loss on sales of real estate assets of unconsolidated affiliates	—	5
Loss on impairment of real estate from discontinued operations	—	293
Income tax benefit	(174)	(228)
Net income attributable to noncontrolling interest in earnings of operating partnership	3,491	4,362
Gain on discontinued operations	(781)	(911)
Operating partnership's share of total NOI	181,235	174,094
General and administrative expenses	13,424	13,800
Management fees and non-property level revenues	(7,444)	(7,105)
Operating partnership's share of property NOI	187,215	180,789
Non-comparable NOI	(7,992)	(3,422)
Total same-center NOI	$179,223	$177,367
Total same-center NOI percentage change	1.0%

Total same-center NOI	$179,223	$177,367
Less lease termination fees	(813)	(756)
Total same-center NOI, excluding lease termination fees	$178,410	$176,611

Malls	$160,726	$159,711
Associated centers	8,330	8,064
Community centers	4,695	4,324
Offices and other	4,659	4,512
Total same-center NOI, excluding lease termination fees	$178,410	$176,611

Percentage Change:
Malls	0.6%
Associated centers	3.3%
Community centers	8.6%
Offices and other	3.3%
Total same-center NOI, excluding lease termination fees	1.0%

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of March 31, 2013

Company's Share of Consolidated and Unconsolidated Debt
(Dollars in thousands)

	As of March 31, 2013
	Fixed Rate	Variable Rate	Total
Consolidated debt	$3,712,645	$967,876	$4,680,521
Noncontrolling interests' share of consolidated debt	(89,079)	—	(89,079)
Company's share of unconsolidated affiliates' debt	658,942	129,784	788,726
Company's share of consolidated and unconsolidated debt	$4,282,508	$1,097,660	$5,380,168
Weighted average interest rate	5.40%	2.39%	4.79%

	As of March 31, 2012
	Fixed Rate	Variable Rate	Total
Consolidated debt	$3,393,241	$1,066,007	$4,459,248
Noncontrolling interests' share of consolidated debt	(29,256)	(726)	(29,982)
Company's share of unconsolidated affiliates' debt	675,356	127,019	802,375
Company's share of consolidated and unconsolidated debt	$4,039,341	$1,192,300	$5,231,641
Weighted average interest rate	5.48%	2.67%	4.84%

Debt-To-Total-Market Capitalization Ratio as of March 31, 2013
(In thousands, except stock price)

	Shares Outstanding	Stock Price (1)	Value
Common stock and operating partnership units	192,933	$23.60	$4,553,219
7.375% Series D Cumulative Redeemable Preferred Stock	1,815	250.00	453,750
6.625% Series E Cumulative Redeemable Preferred Stock	690	250.00	172,500
Total market equity			5,179,469
Company's share of total debt			5,380,168
Total market capitalization			$10,559,637
Debt-to-total-market capitalization ratio			51.0%

(1)	Stock price for common stock and operating partnership units equals the closing price of the common stock on March 28, 2013. The stock prices for the preferred stocks represent the liquidation preference of each respective series.

Reconciliation of Shares and Operating Partnership Units Outstanding
(In thousands)

	Three Months Ended March 31,
2013:	Basic	Diluted
Weighted average shares - EPS	161,540	161,540
Weighted average operating partnership units	29,545	29,545
Weighted average shares- FFO	191,085	191,085

2012:
Weighted average shares - EPS	148,495	148,538
Weighted average operating partnership units	41,764	41,764
Weighted average shares- FFO	190,259	190,302

Dividend Payout Ratio
	Three Months Ended March 31,
	2013	2012
Weighted average cash dividend per share	$0.23864	$0.21913
FFO per diluted, fully converted share	$0.53	$0.49
Dividend payout ratio	45.0%	44.7%

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of March 31, 2013

Consolidated Balance Sheets
(Unaudited; in thousands, except share data)

	March 31, 2013	December 31, 2012
ASSETS
Real estate assets:
Land	$905,310	$905,339
Buildings and improvements	7,215,147	7,228,293
	8,120,457	8,133,632
Accumulated depreciation	(2,026,560)	(1,972,031)
	6,093,897	6,161,601
Held for sale	—	29,425
Developments in progress	164,948	137,956
Net investment in real estate assets	6,258,845	6,328,982
Cash and cash equivalents	66,580	78,248
Receivables:
Tenant, net of allowance for doubtful accounts of $2,054 and $1,977 in 2013 and 2012, respectively	76,331	78,963
Other, net of allowance for doubtful accounts of $1,283 and $1,270 in 2013 and 2012, respectively	15,571	8,467
Mortgage and other notes receivable	22,337	25,967
Investments in unconsolidated affiliates	275,349	259,810
Intangible lease assets and other assets	275,064	309,299
	$6,990,077	$7,089,736

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Mortgage and other indebtedness	$4,680,521	$4,745,683
Accounts payable and accrued liabilities	302,946	358,874
Total liabilities	4,983,467	5,104,557
Commitments and contingencies
Redeemable noncontrolling interests:
Redeemable noncontrolling partnership interests	43,615	40,248
Redeemable noncontrolling preferred joint venture interest	423,719	423,834
Total redeemable noncontrolling interests	467,334	464,082
Shareholders' equity:
Preferred stock, $.01 par value, 15,000,000 shares authorized:
7.375% Series D Cumulative Redeemable Preferred Stock, 1,815,000 shares outstanding	18	18
6.625% Series E Cumulative Redeemable Preferred Stock, 690,000 shares outstanding	7	7
Common stock, $.01 par value, 350,000,000 shares authorized, 163,387,752 and 161,309,652 issued and outstanding in 2013 and 2012, respectively	1,634	1,613
Additional paid-in capital	1,804,108	1,773,630
Accumulated other comprehensive income	7,850	6,986
Dividends in excess of cumulative earnings	(472,184)	(453,561)
Total shareholders' equity	1,341,433	1,328,693
Noncontrolling interests	197,843	192,404
Total equity	1,539,276	1,521,097
	$6,990,077	$7,089,736

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of March 31, 2013

Condensed combined financial statement information of the unconsolidated affiliates is presented as follows:
(Unaudited; in thousands)

	As of
	March 31, 2013	December 31, 2012
ASSETS
Investment in real estate assets	$2,144,269	$2,143,187
Accumulated depreciation	(509,082)	(492,864)
	1,635,187	1,650,323
Developments in progress	48,495	21,809
Net investment in real estate assets	1,683,682	1,672,132
Other assets	164,980	175,540
Total assets	$1,848,662	$1,847,672

LIABILITIES
Mortgage and other indebtedness	$1,454,672	$1,456,622
Other liabilities	38,776	48,538
Total liabilities	1,493,448	1,505,160

OWNERS' EQUITY
The Company	210,439	196,694
Other investors	144,775	145,818
Total owners' equity	355,214	342,512
Total liabilities and owners’ equity	$1,848,662	$1,847,672

	Three Months Ended March 31,
	2013	2012

Total revenues	$60,719	$62,294
Depreciation and amortization	(19,148)	(20,766)
Other operating expenses	(18,413)	(18,947)
Income from operations	23,158	22,581
Interest expense	(19,668)	(21,111)
Net income	$3,490	$1,470

	Company's Share for the Three Months Ended March 31,
	2013	2012

Total revenues	$31,670	$33,411
Depreciation and amortization	(9,948)	(11,111)
Other operating expenses	(9,031)	(9,831)
Income from operations	12,691	12,469
Interest expense	(10,072)	(11,203)
Net income	$2,619	$1,266

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months Ended March 31, 2013

The Company presents the ratio of earnings before interest, taxes, depreciation and amortization (EBITDA) to interest because the Company believes that the EBITDA to interest coverage ratio, along with cash flows from operating activities, investing activities and financing activities, provides investors an additional indicator of the Company's ability to incur and service debt.

Ratio of EBITDA to Interest Expense
(Dollars in thousands)

	Three Months Ended March 31,
	2013	2012
EBITDA:
Net income attributable to the Company	$30,313	$26,049
Adjustments:
Depreciation and amortization	71,555	62,258
Depreciation and amortization from unconsolidated affiliates	9,948	11,111
Depreciation and amortization from discontinued operations	107	1,015
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(1,607)	(446)
Interest expense	59,828	59,831
Interest expense from unconsolidated affiliates	10,072	11,203
Interest expense from discontinued operations	—	230
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(976)	(460)
Income and other taxes	(7)	(86)
Loss on impairment of real estate from discontinued operations	—	293
Abandoned projects	2	(124)
Net income attributable to noncontrolling interest in earnings of operating partnership	3,491	4,362
Gain on depreciable property	(2)	(493)
Gain on discontinued operations	(779)	(911)
Company's share of total EBITDA	$181,945	$173,832
Interest Expense:
Interest expense	$59,828	$59,831
Interest expense from unconsolidated affiliates	10,072	11,203
Interest expense from discontinued operations	—	230
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(976)	(460)
Company's share of total interest expense	$68,924	$70,804

Ratio of EBITDA to Interest Expense	2.64	2.46

Reconciliation of EBITDA to Cash Flows Provided By Operating Activities
(In thousands)

	Three Months Ended March 31,
	2013	2012
Company's share of total EBITDA	$181,945	$173,832
Interest expense	(59,828)	(59,831)
Interest expense from discontinued operations	—	(230)
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	976	460
Income and other taxes	7	86
Net amortization of deferred financing costs and debt premiums (discounts)	1,586	2,037
Net amortization of deferred financing costs and debt premiums (discounts) from discontinued operations	—	34
Net amortization of intangible lease assets and liabilities	(314)	272
Depreciation and interest expense from unconsolidated affiliates	(20,020)	(22,314)
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	1,607	446
Noncontrolling interests in earnings of other consolidated subsidiaries	6,081	6,140
Gain on outparcel sales	(543)	(94)
Equity in earnings of unconsolidated affiliates	(2,619)	(1,266)
Distributions of earnings from unconsolidated affiliates	4,465	3,167
Share-based compensation expense	1,464	1,275
Provision for doubtful accounts	698	668
Change in deferred tax assets	2,661	2,823
Changes in operating assets and liabilities	(50,661)	(15,683)
Cash flows provided by operating activities	$67,505	$91,822

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of March 31, 2013

Schedule of Mortgage and Other Indebtedness
(Dollars in thousands)

Location	Property	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance		Balance
							Fixed	Variable

Operating Properties:
Madison, MS	The Forum at Grandview	Sep-13	Sep-14	3.20%	$10,200		$—	$10,200
Columbia, SC	Columbia Place	Sep-13		5.45%	27,266		27,266	—
St. Louis, MO	South County Center	Oct-13		4.96%	71,740		71,740	—
Burlington, NC	Alamance Crossing West	Dec-13	Dec-15	3.20%	16,000		—	16,000
Joplin, MO	Northpark Mall	Mar-14		5.75%	33,501		33,501	—
D'lberville, MS	The Promenade	Dec-14	Dec-18	1.90%	53,780		—	53,780
Laredo, TX	Mall del Norte	Dec-14		5.04%	113,400		113,400	—
El Centro, CA	Imperial Valley Mall	Sep-15		4.99%	52,235		52,235	—
Rockford, IL	CherryVale Mall	Oct-15		5.00%	81,861		81,861	—
Brookfield, IL	Brookfield Square	Nov-15		5.08%	91,768		91,768	—
Madison, WI	East Towne Mall	Nov-15		5.00%	69,807		69,807	—
Madison, WI	West Towne Mall	Nov-15		5.00%	98,603		98,603	—
Bloomington, IL	Eastland Mall	Dec-15		5.85%	59,400		59,400	—
Decatur, IL	Hickory Point Mall	Dec-15		5.85%	29,481		29,481	—
Gettysburg, PA	The Outlet Shoppes at Gettysburg	Feb-16		5.87%	39,983		39,983	—
Nashville, TN	CoolSprings Crossing	Apr-16		2.14%	12,769	(a)	12,769	—
Chattanooga, TN	Gunbarrel Pointe	Apr-16		2.24%	11,368	(b)	11,368	—
Janesville, WI	Janesville Mall	Apr-16		8.38%	5,032		5,032	—
Stroud, PA	Stroud Mall	Apr-16		2.19%	34,155	(c)	34,155	—
York, PA	York Galleria	Apr-16		2.15%	54,554	(d)	54,554	—
Akron, OH	Chapel Hill Mall	Aug-16		6.10%	69,712		69,712	—
Chesapeake, VA	Greenbrier Mall	Aug-16		5.91%	76,708		76,708	—
Chattanooga, TN	Hamilton Place	Aug-16		5.86%	105,501		105,501	—
Midland, MI	Midland Mall	Aug-16		6.10%	34,403		34,403	—
St. Louis, MO	Chesterfield Mall	Sep-16		5.74%	140,000		140,000	—
Minot, ND	Dakota Square Mall	Nov-16		6.23%	58,294		58,294	—
Fairview Heights, IL	St. Clair Square	Dec-16		3.28%	123,500		—	123,500
Southaven, MS	Southaven Towne Center	Jan-17		5.50%	41,576		41,576	—
Cary, NC	Cary Towne Center	Mar-17		8.50%	55,370		55,370	—
Charleston, SC	Citadel Mall	Apr-17		5.68%	68,505		68,505	—
Chattanooga, TN	Hamilton Corner	Apr-17		5.67%	15,520		15,520	—
Layton, UT	Layton Hills Mall	Apr-17		5.66%	97,895		97,895	—
Lafayette, LA	Acadiana Mall	Apr-17		5.67%	136,977		136,977	—
Lexington, KY	The Plaza at Fayette Mall	Apr-17		5.67%	40,438		40,438	—
Fairview Heights, IL	The Shoppes at St. Clair Square	Apr-17		5.67%	20,494		20,494	—
Cincinnati, OH	EastGate Crossing	May-17		5.66%	15,251		15,251	—
El Paso, TX	The Outlet Shoppes at El Paso	Dec-17		7.06%	66,131		66,131	—
Bismarck, ND	Kirkwood Mall	Apr-18		5.75%	40,226		40,226	—
Winston-Salem, NC	Hanes Mall	Oct-18		6.99%	155,665		155,665	—
Terre Haute, IN	Honey Creek Mall	Jul-19		8.00%	30,694		30,694	—
Daytona Beach, FL	Volusia Mall	Jul-19		8.00%	52,802		52,802	—
Chattanooga, TN	The Terrace	Jun-20		7.25%	14,161		14,161	—
Burnsville, MN	Burnsville Center	Jul-20		6.00%	78,855		78,855	—
Huntsville, AL	Parkway Place	Jul-20		6.50%	40,046		40,046	—
Roanoke, VA	Valley View Mall	Jul-20		6.50%	61,976		61,976	—
Beaumont, TX	Parkdale Mall & Crossing	Mar-21		5.85%	91,438		91,438	—
Cincinnati, OH	EastGate Mall	Apr-21		5.83%	41,992		41,992	—
Chattanooga, TN	Hamilton Crossing & Expansion	Apr-21		5.99%	10,232		10,232	—
Little Rock, AR	Park Plaza Mall	Apr-21		5.28%	95,532		95,532	—
Wausau, WI	Wausau Center	Apr-21		5.85%	19,090		19,090	—

Location	Property	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance		Balance
							Fixed	Variable
Lexington, KY	Fayette Mall	May-21		5.42%	178,270		178,270	—
St. Louis, MO	Mid Rivers Mall	May-21		5.88%	88,865		88,865	—
Burlington, NC	Alamance Crossing - East	Jul-21		5.83%	49,832		49,832	—
Asheville, NC	Asheville Mall	Sep-21		5.80%	75,914		75,914	—
Fayetteville, NC	Cross Creek Mall	Jan-22		4.54%	136,389		136,389	—
Oklahoma City, OK	The Outlet Shoppes at Oklahoma City	Jan-22		5.73%	58,600		58,600	—
North Charleston, SC	Northwoods Mall	Apr-22		5.08%	72,070		72,070	—
Douglasville, GA	Arbor Place	May-22		5.10%	120,604		120,604	—
Chattanooga, TN	CBL Center	Jun-22		5.00%	21,580		21,580	—
Saginaw, MI	Fashion Square	Jun-22		4.95%	41,350		41,350	—
Louisville, KY	Jefferson Mall	Jun-22		4.75%	70,400		70,400	—
Colonial Heights, VA	Southpark Mall	Jun-22		4.85%	66,270		66,270	—
Spartanburg, SC	WestGate Mall	Jul-22		4.99%	39,454		39,454	—
	SUBTOTAL				$3,885,485		$3,682,005	$203,480
Weighted average interest rate					5.30%		5.43%	2.91%

Debt Premiums (Discounts): (e)

St. Louis, MO	South County Center	Oct-13		5.50%	$(203)		$(203)	$—
Joplin, MO	Northpark Mall	Mar-14		5.50%	68		68	—
El Centro, CA	Imperial Valley Mall	Sep-15		3.75%	1,624		1,624	—
St. Louis, MO	Chesterfield Mall	Sep-16		5.96%	(947)		(947)	—
Minot, ND	Dakota Square Mall	Nov-16		5.03%	2,514		2,514	—
El Paso, TX	The Outlet Shoppes at El Paso	Dec-17		4.75%	6,436		6,436	—
Bismarck, ND	Kirkwood Mall	Apr-18		4.25%	2,884		2,884	—
	SUBTOTAL				$12,376		$12,376	$—
Weighted average interest rate					4.46%		4.46%

Total Loans On Operating Properties And Debt Premiums (Discounts)					$3,897,861		$3,694,381	$203,480
Weighted average interest rate					5.30%		5.43%	2.91%

Construction Loans:
Woodstock, GA	The Outlet Shoppes at Atlanta	Aug-15	Aug-17	2.95%	$28,114		$—	$28,114
	SUBTOTAL				$28,114		$—	$28,114

Credit Facilities:
Unsecured term facilities:
General term loan		Apr-13		1.81%	$228,000		$—	$228,000
$600,000 capacity		Nov-15	Nov-16	2.06%	300,297		—	300,297
$100,000 capacity		Feb-16		2.05%	10,179		—	10,179
$600,000 capacity		Nov-16	Nov-17	2.06%	147,806		—	147,806
$50,000 term loan		Feb-18		2.10%	50,000		—	50,000
	SUBTOTAL			1.99%	$736,282		$—	$736,282

Other	Pearland Town Center				$18,264	(f)	$18,264	$—

Total Consolidated Debt					$4,680,521		$3,712,645	$967,876
Weighted average interest rate					4.77%		5.44%	2.21%

Location	Property	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance		Balance
							Fixed	Variable

Plus CBL's Share Of Unconsolidated Affiliates' Debt:
Lee's Summit, MO	Summit Fair	Apr-13		5.00%	$13,323	(g)	$—	$13,323
West Melbourne, FL	Hammock Landing Phase I	Nov-13	Nov-14	3.70%	41,236		—	41,236
West Melbourne, FL	Hammock Landing Phase II	Nov-13		3.70%	2,839		—	2,839
Port Orange, FL	The Pavilion at Port Orange	Mar-14	Mar-15	3.70%	63,030		—	63,030
Myrtle Beach, SC	Coastal Grand-Myrtle Beach	Oct-14		5.09%	39,582	(h)	39,582	—
Ft. Myers, FL	Gulf Coast Town Center Phase III	Jul-15		2.75%	6,658		—	6,658
Overland Park, KS	Oak Park Mall	Dec-15		5.85%	137,850		137,850	—
Raleigh, NC	Triangle Town Center	Dec-15		5.74%	91,162		91,162	—
Slidell, LA	Fremaux Town Center	Mar-16	Mar-18	2.33%	2,698		—	2,698
Greensboro, NC	Renaissance Center Phase I	Jul-16		5.61%	16,812		16,812	—
Clarksville, TN	Governor's Square Mall	Sep-16		8.23%	9,957		9,957	—
Paducah, KY	Kentucky Oaks Mall	Jan-17		5.27%	11,987		11,987	—
Greensboro, NC	The Shops at Friendly Center	Jan-17		5.90%	20,468		20,468	—
Harrisburg, PA	High Pointe Commons	May-17		5.74%	6,908		6,908	—
Ft. Myers, FL	Gulf Coast Town Center Phase I	Jul-17		5.60%	95,400		95,400	—
Harrisburg, PA	High Pointe Commons Phase II	Jul-17		6.10%	2,752		2,752	—
Nashville, TN	CoolSprings Galleria	Jun-18		6.98%	54,457		54,457	—
York, PA	York Town Center	Feb-22		4.90%	18,607		18,607	—
St. Louis, MO	West County Center	Dec-22		3.40%	95,000		95,000	—
Greensboro, NC	Friendly Shopping Center	Apr-23		3.48%	50,000		50,000	—
Greensboro, NC	Renaissance Center Phase II	Apr-23		3.49%	8,000		8,000	—
	SUBTOTAL				$788,726		$658,942	$129,784

Less Noncontrolling Interests' Share Of Consolidated Debt:		Noncontrolling Interest %
Gettysburg, PA	The Outlet Shoppes at Gettysburg	50%		5.87%	$(19,991)		$(19,991)	$—
Chattanooga, TN	Hamilton Place	10%		5.86%	(10,550)		(10,550)	—
Chattanooga, TN	Hamilton Corner	10%		5.67%	(1,552)		(1,552)	—
El Paso, TX	The Outlet Shoppes at El Paso	25%		7.06%	(16,533)		(16,533)	—
Bismarck, ND	Kirkwood Mall	51%		5.75%	(20,515)		(20,515)	—
Chattanooga, TN	The Terrace	8%		7.25%	(1,133)		(1,133)	—
Chattanooga, TN	Hamilton Crossing & Expansion	8%		5.99%	(819)		(819)	—
Oklahoma City, OK	The Outlet Shoppes at Oklahoma City	25%		5.73%	(14,650)		(14,650)	—
Chattanooga, TN	CBL Center	8%		5.00%	(1,727)		(1,727)	—
	SUBTOTAL				$(87,470)		$(87,470)	$—

Less Noncontrolling Interests' Share Of Debt Premium:
El Paso, TX	The Outlet Shoppes at El Paso	25%		4.75%	$(1,609)		$(1,609)	$—

Company's Share Of Consolidated And Unconsolidated Debt					$5,380,168		$4,282,508	$1,097,660
Weighted average interest rate					4.79%		5.40%	2.39%

Location	Property	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance		Balance
							Fixed	Variable
Total Debt of Unconsolidated Affiliates:
Lee's Summit, MO	Summit Fair	Apr-13		5.00%	$49,345	(g)	$—	$49,345
West Melbourne, FL	Hammock Landing Phase I	Nov-13	Nov-14	3.70%	41,236		—	41,236
West Melbourne, FL	Hammock Landing Phase II	Nov-13		3.70%	2,839		—	2,839
Port Orange, FL	The Pavilion at Port Orange	Mar-14	Mar-15	3.70%	63,030		—	63,030
Myrtle Beach, SC	Coastal Grand-Myrtle Beach	Oct-14		5.09%	79,165	(h)	79,165	—
Ft. Myers, FL	Gulf Coast Town Center Phase III	Jul-15		2.75%	6,658		—	6,658
Overland Park, KS	Oak Park Mall	Dec-15		5.85%	275,700		275,700	—
Raleigh, NC	Triangle Town Center	Dec-15		5.74%	182,323		182,323	—
Slidell, LA	Fremaux Town Center	Mar-16	Mar-18	2.33%	2,698		—	2,698
Greensboro, NC	Renaissance Center Phase I	Jul-16		5.61%	33,624		33,624	—
Clarksville, TN	Governor's Square Mall	Sep-16		8.23%	20,962		20,962	—
Paducah, KY	Kentucky Oaks Mall	Jan-17		5.27%	23,974		23,974	—
Greensboro, NC	The Shops at Friendly Center	Jan-17		5.90%	40,936		40,936	—
Harrisburg, PA	High Pointe Commons	May-17		5.74%	13,817		13,817	—
Ft. Myers, FL	Gulf Coast Town Center Phase I	Jul-17		5.60%	190,800		190,800	—
Harrisburg, PA	High Pointe Commons Phase II	Jul-17		6.10%	5,504		5,504	—
Nashville, TN	CoolSprings Galleria	Jun-18		6.98%	108,914		108,914	—
York, PA	York Town Center	Feb-22		4.90%	37,213		37,213	—
St. Louis, MO	West County Center	Dec-22		3.40%	190,000		190,000	—
Greensboro, NC	Friendly Shopping Center	Apr-23		3.48%	100,000		100,000	—
Greensboro, NC	Renaissance Center Phase II	Apr-23		3.49%	16,000		16,000	—
					$1,484,738		$1,318,932	$165,806
Weighted average interest rate					5.14%		5.28%	4.03%

(a)
The Company has an interest rate swap on a notional amount of $12,769, amortizing to $11,313 over the term of the swap, related to CoolSprings Crossing to effectively fix the interest rate on that variable-rate loan. Therefore, this amount is currently reflected as having a fixed rate. The swap terminates in April 2016.

(b)
The Company has an interest rate swap on a notional amount of $11,368, amortizing to $10,083 over the term of the swap, related to Gunbarrel Point to effectively fix the interest rate on that variable-rate loan. Therefore, this amount is currently reflected as having a fixed rate. The swap terminates in April 2016.

(c)
The Company has an interest rate swap on a notional amount of $34,155, amortizing to $30,276 over the term of the swap, related to Stroud Mall to effectively fix the interest rate on that variable-rate loan. Therefore, this amount is currently reflected as having a fixed rate. The swap terminates in April 2016.

(d)
The Company has an interest rate swap on a notional amount of $54,554, amortizing to $48,337 over the term of the swap, related to York Galleria to effectively fix the interest rate on that variable-rate loan. Therefore, this amount is currently reflected as having a fixed rate. The swap terminates in April 2016.

(e)	The weighted average interest rates used for debt premiums (discounts) reflect the market interest rate in effect as of the assumption of the related debt.
(f)
Pearland Town Center is owned 88% by the Company and 12% by a noncontrolling partner. This amount represents the noncontrolling partner's equity contribution that is accounted for as a financing due to certain terms of the joint venture agreement.

(g)	Represents the 27% share of the outstanding balance of the construction financing that the Company has guaranteed. The maximum amount that the Company has guaranteed is approximately $13,323.
(h)
Represents a first mortgage securing the property. In addition to the first mortgage, there is also $18,000 of B-notes that are payable to the Company and its joint venture partner, each of which hold $9,000.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of March 31, 2013

Schedule of Maturities of Mortgage and Other Indebtedness
(Dollars in thousands)

Based on Maturity Dates As Though All Extension Options Available Have Been Exercised:

Year	Consolidated Debt	CBL's Share of Unconsolidated Affiliates' Debt	Noncontrolling Interests' Share of Consolidated Debt	CBL's Share of Consolidated and Unconsolidated Debt	% of Total

2013	$327,006	$16,162	$—	$343,168	6.38%
2014	175,365	80,818	—	256,183	4.76%
2015	499,155	298,700	—	797,855	14.83%
2016	1,076,455	26,769	(30,541)	1,072,683	19.94%
2017	734,077	137,515	(18,085)	853,507	15.86%
2018	299,671	57,155	(20,515)	336,311	6.25%
2019	83,496	—	—	83,496	1.55%
2020	195,038	—	(1,133)	193,905	3.60%
2021	651,165	—	(819)	650,346	12.09%
2022	626,717	113,607	(16,377)	723,947	13.46%
2023	—	58,000	—	58,000	1.08%
Face Amount of Debt	4,668,145	788,726	(87,470)	5,369,401	99.80%
Net Premiums on Debt	12,376	—	(1,609)	10,767	0.20%
Total	$4,680,521	$788,726	$(89,079)	$5,380,168	100.00%

Based on Original Maturity Dates:
Year	Consolidated Debt	CBL's Share of Unconsolidated Affiliates' Debt	Noncontrolling Interests' Share of Consolidated Debt	CBL's Share of Consolidated and Unconsolidated Debt	% of Total

2013	$353,206	$57,398	$—	$410,604	7.63%
2014	218,945	102,612	—	321,557	5.98%
2015	811,566	235,670	—	1,047,236	19.47%
2016	923,964	29,467	(30,541)	922,890	17.15%
2017	558,157	137,515	(18,085)	677,587	12.59%
2018	245,891	54,457	(20,515)	279,833	5.20%
2019	83,496	—	—	83,496	1.55%
2020	195,038	—	(1,133)	193,905	3.60%
2021	651,165	—	(819)	650,346	12.09%
2022	626,717	113,607	(16,377)	723,947	13.46%
2023	—	58,000	—	58,000	1.08%
Face Amount of Debt	4,668,145	788,726	(87,470)	5,369,401	99.80%
Net Premiums on Debt	12,376	—	(1,609)	10,767	0.20%
Total	$4,680,521	$788,726	$(89,079)	$5,380,168	100.00%

Unsecured Debt Covenant Compliance Ratios For the Three Months Ended March 31, 2013

Covenant				Required	Actual
Debt to total asset value				<60%	51.7%
Ratio of unencumbered asset value to unsecured indebtedness				>1.60x	3.52x
Ratio of unencumbered NOI to unsecured interest expense				>1.75x	7.72x
Ratio of EBITDA to fixed charges (debt service)				>1.50x	2.05x

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months Ended March 31, 2013

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet

Property Type	Square Feet	Prior Gross Rent PSF	New Initial Gross Rent PSF	% Change Initial	New Average Gross Rent PSF (2)	% Change Average

All Property Types (1)	573,939	$38.41	$40.90	6.5%	$42.51	10.7%
Stabilized malls	538,405	39.57	42.17	6.6%	43.83	10.8%
New leases	118,449	44.73	56.13	25.5%	59.43	32.9%
Renewal leases	419,956	38.12	38.23	0.3%	39.43	3.4%

Total Leasing Activity

	Square Feet
Quarter:
Operating portfolio:
New leases	334,910
Renewal leases	1,002,139
Development portfolio	86,790
Total leased	1,423,839

Average Annual Base Rents Per Square Foot (3) By Property Type For Small Shop Space Less Than 10,000 Square Feet

	As of March 31,
	2013	2012
Stabilized malls	$29.42	$29.42
Non-stabilized malls	23.02	22.64
Associated centers	11.91	11.77
Community centers	15.67	15.48
Office buildings	19.31	18.09

(1) Includes stabilized malls, associated centers, community centers and other.
(2) Average Gross Rent does not incorporate allowable future increases for recoverable common area expenses.
(3) Average annual base rents per square foot are based on contractual rents in effect as of March 31, 2013, including the impact of any rent concessions.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of March 31, 2013

Top 25 Tenants Based On Percentage Of Total Annual Revenues

	Tenant	Number of Stores	Square Feet	Percentage of Total Annualized Revenues
1	Limited Brands, LLC (1)	165	838,729	3.20%
2	Foot Locker, Inc.	163	638,796	2.37%
3	AE Outfitters Retail Company	89	526,869	2.09%
4	The Gap, Inc.	72	823,985	1.70%
5	Signet Jewelers Limited (2)	109	198,948	1.68%
6	Genesco Inc. (3)	197	297,138	1.57%
7	JC Penney Company, Inc. (4)	75	8,663,559	1.52%
8	Abercrombie & Fitch, Co.	67	455,731	1.50%
9	Dick's Sporting Goods, Inc. (5)	23	1,287,809	1.47%
10	Dress Barn, Inc. (6)	135	643,943	1.35%
11	Luxottica Group, S.P.A. (7)	128	284,046	1.33%
12	Aeropostale, Inc.	89	324,595	1.28%
13	Express Fashions	49	409,730	1.28%
14	Zale Corporation	123	132,603	1.22%
15	Finish Line, Inc.	69	365,663	1.19%
16	Best Buy Co., Inc. (8)	67	554,025	1.02%
17	New York & Company, Inc.	48	335,403	1.02%
18	Forever 21 Retail, Inc.	23	421,545	0.98%
19	Charlotte Russe Holding, Inc.	51	349,615	0.98%
20	The Buckle, Inc.	51	256,656	0.92%
21	Sun Capital Partners, Inc. (9)	45	635,496	0.87%
22	The Children's Place Retail Stores, Inc.	59	260,951	0.85%
23	Claire's Stores, Inc.	120	143,785	0.80%
24	Sears, Roebuck and Co. (10)	68	9,163,816	0.76%
25	Barnes & Noble Inc.	19	579,099	0.76%
		2,104	28,592,535	33.71%

(1)	Limited Brands, LLC operates Victoria's Secret and Bath & Body Works.
(2)	Signet Group plc operates Kay Jewelers, Marks & Morgan, JB Robinson, Shaw's Jewelers, Osterman's Jewelers, LeRoy's Jewelers, Jared Jewelers, Belden Jewelers and Rogers Jewelers.
(3)	Genesco Inc. operates Journey's, Jarman, Underground Station, Hat World, Lids, Hat Zone, and Cap Factory stores.
(4)	JC Penney Company, Inc. owns 36 of these stores.
(5)	Dick's Sporting Goods, Inc. operates Dick's Sporting Goods and Golf Galaxy stores.
(6)	Dress Barn, Inc. operates Justice, dressbarn and maurices.
(7)	Luxottica Group, S.P.A. operates Lenscrafters, Sunglass Hut, and Pearle Vision.
(8)	Best Buy Co., Inc. operates Best Buy and Best Buy Mobile.
(9)	Sun Capital Partners, Inc. operates Gordmans, Limited Stores, Fazoli's Restaurants, Smokey Bones and Bar Louie Restaurants. SunCapital no longer operates Life Uniforms.
(10)	Sears, Roebuck and Co. owns 49 of these stores.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months Ended March 31, 2013

Capital Expenditures
(In thousands)

	Three Months Ended March 31,
	2013	2012

Tenant allowances	$8,498	$10,319

Renovations	2,386	796

Deferred maintenance:
Parking lot and parking lot lighting	190	90
Roof repairs and replacements	465	1,489
Other capital expenditures	1,322	2,291
Total deferred maintenance expenditures	1,977	3,870

Total capital expenditures	$12,861	$14,985

The capital expenditures incurred for maintenance such as parking lot repairs, parking lot lighting and roofs are classified as deferred maintenance expenditures. These expenditures are billed to tenants as common area maintenance expense and the majority is recovered over a five to fifteen year period. Renovation capital expenditures are for remodelings and upgrades to enhance our competitive position in the market area. A portion of these expenditures covering items such as new floor coverings, painting, lighting and new seating areas are also recovered through tenant billings. The costs of other items such as new entrances, new ceilings and skylights are not recovered from tenants. We estimate that 30% of our renovation expenditures are recoverable from our tenants over a ten to fifteen year period. The third category of capital expenditures is tenant allowances, sometimes made to third-generation tenants. Tenant allowances are recovered through minimum rents from the tenants over the term of the lease.

Deferred Leasing Costs Capitalized
(In thousands)

	2013	2012
Quarter ended:
March 31,	$461	$533
June 30,		950
September 30,		934
December 31,		768
	$461	$3,185

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of March 31, 2013

Properties Under Development at March 31, 2013
(Dollars in thousands)

Property	Location	Total Project Square Feet	Total Cost (a)	Cost to Date (b)	Expected Opening Date	Initial Unleveraged Yield
Outlet Center:
The Outlet Shoppes at Atlanta (c)	Woodstock, GA	370,456	$80,490	$42,965	July-13	11.7%

Community Centers:
Fremaux Town Center - Phase I (d)	Slidell, LA	641,992	$52,396	$24,219	Summer-14	8.5%
The Crossings at Marshalls Creek	Middle Smithfield, PA	104,525	18,983	12,879	June-13	9.8%
		746,517	$71,379	$37,098

Mall Expansions:
Cross Creek Mall - Shops	Fayetteville, NC	45,620	$15,831	$2,856	November-13	9.8%
Volusia Mall - Restaurant District	Daytona Beach, FL	27,500	7,114	4,907	Fall-13	10.4%
The Shoppes at Southaven Towne Center - Phase II	Southaven, MS	22,925	3,968	346	November-13	12.2%
West Towne Mall	Madison, WI	22,500	5,454	311	October-13	11.8%
		118,545	$32,367	$8,420
Mall Redevelopments:
Monroeville Mall - JC Penney/Cinemark (e)	Pittsburgh, PA	78,223	26,178	12,582	October-12/Winter-13	7.6%
Southpark Mall - Dick's Sporting Goods	Colonial Heights, VA	85,322	9,379	1,527	October-13	6.5%
		163,545	35,557	14,109

Associated Center Redevelopment:
The Shops at Northgate	Chattanooga, TN	75,018	$6,105	$1,771	October-13	9.2%

Total Properties Under Development		1,474,081	$225,898	$104,363

(a) Total Cost is presented net of reimbursements to be received.
(b) Cost to Date does not reflect reimbursements until they are received.
(c) This property is a 75/25 joint venture. Total cost and cost to date are reflected at 100%
(d) This property is a 65/35 joint venture. Total cost and cost to date are reflected at 100%
(e) JC Penney opened October 2012. Cinemark to open Winter 2013.